PRESS RELEASE

FOR IMMEDIATE RELEASE

Optimal Group Announces First Quarter 2007 Results

Montreal, Quebec, May 8, 2007—Optimal Group Inc. (NASDAQ:OPMR) today announced its financial results for the first quarter ended March 31, 2007. All references are in U.S. dollars.

Revenues for the first quarter ended March 31, 2007 were $30.1 million compared to $52.4 million for the first quarter ended March 31, 2006.

Adjusted earnings for the first quarter were $3.5 million or $0.14 per diluted share compared to $10.1 million or $0.39 per diluted share for the comparable period in 2006.

Adjusted earnings is a non-GAAP (generally accepted accounting principles) financial measure that excludes foreign exchange gains and losses, discontinued operations, impairment losses, restructuring costs, stock-based compensation and amortization of intangibles pertaining to transaction processing. A reconciliation of Optimal's adjusted earnings is included in Annex A to the Company's consolidated financial statements attached below.

Net loss in the first quarter ended March 31, 2007 was ($5.7) million or ($0.24) per share (which includes stock-based compensation of $6.0 million) compared to net earnings of $4.4 million or $0.17 per diluted share (which included stock-based compensation of nil) in the first quarter ended March 31, 2006. The stock-based compensation in the current quarter was incurred almost exclusively in relation to the purchase of all of the outstanding shares of FireOne Group plc.

As previously announced, immediately following the enactment of the Unlawful Internet Gambling Enforcement Act of 2006 (the “Act”) on October 13, 2006, the Company’s then majority-owned subsidiary, FireOne Group plc, ceased to process settlement transactions originating from United States consumers. The passage of the Act had, in the third and fourth quarters of 2006, and will continue to have for at least the short term, a significant negative impact on the financial results of FireOne Group plc, and hence the Company. The foregoing statements should be considered in this context.

Optimal Group Announces First Quarter 2007 Results

Optimal's consolidated balance sheet remains strong. At March 31, 2007, the Company had:

➢

cash and cash equivalents, short-term investments (including amounts held in reserve) and settlement assets net of bank indebtedness, customer reserves and security deposits, of $116.0 million, or $4.86 per issued and outstanding share ($134.2 million, or $5.63 per issued and outstanding share, as at December 31, 2006);

➢	working capital, excluding cash and short-term investments held as reserves, of $78.8 million ($94.3 million as at December 31, 2006); and
➢	shareholders' equity of $219.7 million, or $9.21 per issued and outstanding share ($219.4 million, or $9.20 per issued and outstanding share, as at December 31, 2006).

Use of Adjusted Earnings per Diluted Share

In addition to the financial measures prepared in accordance with GAAP, Optimal uses certain non-GAAP financial measures, including adjusted earnings per diluted share. Optimal believes that the inclusion of such measures helps investors to gain a better understanding of its core operating results and is consistent with how management measures the Company’s operational and financial performance, especially when comparing such results to previous periods.

Strategic Plan

With the completion in the first quarter of 2007 of our cash offer to acquire all of the issued and to be issued outstanding shares of our then majority-owned subsidiary, FireOne Group plc, we have repatriated and realigned certain assets, and have streamlined the operations of FireOne Group and Optimal Payments in order to more efficiently operate them as a single business segment.

We continue to build Optimal Payments and focus on providing secure electronic payment and risk management solutions to small and medium-sized businesses that sell and deliver goods and services over the Internet, wireless, or generally in a card-not-present environment.

At the same time, the Company is actively exploring strategic acquisition opportunities.

U.S. Gaming Payment Processing

As stated above, immediately following the enactment of the Act on October 13, 2006, the Company’s then majority-owned subsidiary, FireOne Group plc, ceased to process settlement transactions originating from United States consumers.

Following recent announcements by the U.S. Attorney’s office in the Southern District of New York relating to its investigation of the U.S. Internet gambling industry, the Company has initiated discussions with the U.S. Attorney’s office in the Southern District of New York and is in the process of responding to a voluntary request for information issued by the U.S. Attorney’s office.

Optimal Group Announces First Quarter 2007 Results

About Optimal Group Inc.

Optimal Group Inc. is a payments company with operations primarily in North America and the United Kingdom. Through our wholly-owned subsidiary Optimal Payments, we process credit card payments for Internet businesses, mail-order/telephone-order and retail point-of-sale merchants, and process electronic checks and direct debits online and by phone.

For more information about Optimal, please visit the Company's website at www.optimalgrp.com.

David Schwartz

Optimal Group Inc.

(514) 380-2700

david@optimalpayments.com

Cautionary Statements Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expects”, “intends”, “anticipates”, “plans”, “believes”, “seeks”, “estimates”, or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, but are not limited to, statements about our current expectations with respect to our future growth strategies, opportunities and prospects, competitive position and industry environment. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, or those of the markets we serve, to differ materially from those expressed in, or implied by, these forward-looking statements, including:

• existing and future governmental regulations;

• general economic and business conditions in the markets we serve;

• consumer confidence in the security of financial information transmitted via the Internet;

• levels of consumer fraud, disputes between consumers and merchants and merchant insolvency;

• our ability to safeguard against breaches of privacy and security when processing electronic transactions;

• the imposition of and our compliance with rules and practice procedures implemented by credit card and check clearing associations;

• our ability to adapt to changes in technology, including technology relating to electronic payments systems;

• our ability to protect our intellectual property;

• our relationships with our suppliers and the banking associations that we rely upon to process our electronic transactions;

• disruptions in the function of our electronic payments systems and technological defects; and

• the factors described under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006.

There may be additional risks and uncertainties and other factors that we do not currently view as material or that are not necessarily known. The forward looking statements made in this document are only made as of the date of this document.

Except as required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in circumstances or any other reason after the date of this press release.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation. We are relying on the “safe harbor” provisions of the Private Securities Litigation Reform Act in connection with the forward-looking statements included in this press release.

Consolidated Balance Sheets, Statements of Operations and Statements of Cash Flows follow:

OPTIMAL GROUP INC.
Consolidated Balance Sheets
(Unaudited)

March 31, 2007 and December 31, 2006
(expressed in thousands of U.S. dollars)

	March 31,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$123,047	$103,922
Cash held as reserves	18,481	18,960
Short-term investments	5,138	71,621
Short-term investments held as reserves	2,710	3,110
Settlement assets	2,221	7,061
Accounts receivable	4,227	5,600
Income taxes receivable and refundable investment tax credits	1,094	1,025
Prepaid expenses and other	1,181	2,625
Future income taxes	2,081	2,199
	160,180	216,123
Long-term receivables	2,809	3,144
Property and equipment	1,925	2,121
Goodwill and other intangible assets	106,253	106,041
Future income taxes	5,062	4,183
Other asset	10,186	10,423

	$286,415	$342,035
Liabilities and Shareholders' Equity
Current liabilities:
Bank indebtedness	$–	$8,581
Customer reserves and security deposits	35,617	61,897
Accounts payable and accrued liabilities	17,452	23,362
Income taxes payable	6,788	5,573
Future income taxes	382	382
	60,239	99,795
Non-controlling interest	–	16,392
Future income taxes	6,431	6,466
Shareholders' equity:
Share capital	202,292	202,252
Additional paid-in capital	29,144	23,169
Deficit	(10,207)	(4,555)
Accumulated other comprehensive loss	(1,484)	(1,484)
	219,745	219,382

Contingencies and other

	$286,415	$342,035

OPTIMAL GROUP INC
Consolidated Statements of Operations
(Unaudited)

Periods ended March 31, 2007 and 2006
(expressed in thousands of U.S. dollars, except per share amounts)

	2007	2006

Revenues	$30,066	$52,422

Expenses:
Transaction processing	18,673	25,508
Selling, general and administrative	7,671	11,969
Amortization of intangibles pertaining to transaction processing	3,109	3,015
Amortization of property and equipment	334	389
Stock-based compensation pertaining to selling, general and administrative	5,997	-
Research and development	663	805
Operating leases	232	368

(Loss) earnings from continuing operations before undernoted item	(6,613)	10,368

Investment income	1,901	1,282

(Loss) earnings from continuing operations before income tax provision and non-controlling interest	(4,712)	11,650

Income tax provision	(781)	(2,471)

(Loss) earnings from continuing operations before non-controlling interest	(5,493)	9,179

Non-controlling interest	(159)	(2,120)

(Loss) earnings from continuing operations	(5,652)	7,059

Loss from discontinued operations	-	(2,670)

Net (loss) earnings	$(5,652)	$4,389

Weighted average number of shares:
Basic	23,852,962	23,322,885
Plus impact of stock options and warrants	726,988	2,659,005

Diluted	24,579,950	25,981,890

(Loss) earnings per share:
Continuing operations:
Basic	$(0.24)	$0.30
Diluted	(0.24)	0.27
Discontinued operations:
Basic	-	(0.11)
Diluted	-	(0.10)
Net:
Basic	(0.24)	0.19
Diluted	(0.24)	0.17

OPTIMAL GROUP INC.
Consolidated Statements of Cash Flows
(Unaudited)

Periods ended March 31, 2007 and 2006
(expressed in thousands of U.S. dollars)

	2007	2006

Cash flows from (used in) operating activities:
Net (loss) earnings	$(5,652)	$4,389
Add: loss from discontinued operations	-	2,670
Net (loss) earnings from continuing operations	(5,652)	7,059

Adjustments for items not affecting cash:
Non-controlling interest	159	2,120
Amortization	3,443	3,404
Future income taxes	(576)	(553)
Stock-based compensation	5,997	-
Foreign exchange	(30)	(46)
Net change in operating assets and liabilities	(23,289)	(9,555)
	(19,948)	2,429

Cash flows from (used in) financing activities:
Proceeds from exercise of RSUs in FireOne	58	6
Proceeds from issuance of Class "A" shares	18	3,830
Repurchase of Class "A" shares	-	(973)
Decrease in bank indebtedness	(8,581)	(531)
	(8,505)	2,332

Cash flows from (used in) investing activities:
Repurchase of FireOne shares	(16,463)	-
Transaction costs	(1,742)	-
Purchase of property, equipment and intangible assets	(1,082)	(1,073)
Proceeds from maturity of short-term investments	66,483	19,823
Decrease in long-term receivables	335	830
	47,531	19,580

Effect of exchange rate changes on cash and cash equivalents during the period	47	58

Cash flows of discontinued operations:
Operating cash flows	-	(713)
Investing cash flows	-	(71)
	-	(784)

Increase in cash and cash equivalents	19,125	23,615

Cash and cash equivalents, beginning of period	103,922	98,236

Cash and cash equivalents, end of period	$123,047	$121,851

Annex A

Use of Non-GAAP Financial Information

We supplement our reporting of net earnings (loss) determined in accordance with Canadian and U.S. GAAP by reporting "adjusted earnings" as a measure of earnings in this earnings release. In establishing this supplemental measure of earnings, we exclude foreign exchange gains and losses, discontinued operations, impairment losses, restructuring costs, stock-based compensation and amortization of intangibles pertaining to transaction processing from net earnings (loss) as management believes that foreign exchange gains and losses are largely uncontrollable by management and discontinued operations, impairment losses, restructuring costs, stock-based compensation and amortization of intangibles pertaining to transaction processing are not reflective of our core operations. Adjusted earnings for 2006 have been modified to exclude amortization of intangibles pertaining to transaction processing to be comparable with management’s current definition.

Management believes that adjusted earnings is useful to investors as a measure of our earnings because it is, for management, a primary measure of our performance, and provides a more meaningful reflection of our earnings.

Adjusted earnings does not have a standardized meaning under Canadian or U.S. GAAP and therefore should be considered in addition to, and not as a substitute for, earnings (loss) or any other amount determined in accordance with Canadian and U.S. GAAP. Our measure of adjusted earnings reflects management's judgment in regard to the impact of foreign exchange gains and losses, discontinued operations, impairment losses, restructuring costs, stock-based compensation and amortization of intangibles pertaining to transaction processing on our core operations, and may not be comparable to similarly titled measures reported by other companies.

OPTIMAL GROUP INC.
Reconciliation of Non-GAAP Financial Information
(expressed in thousands of U.S. dollars, except per share amounts)
	Three months ended
	March 31,
	2007	2006
	unaudited	unaudited

Net (loss) earnings	$(5,652)	$4,389

Add:

Amortization of intangibles pertaining to transaction processing	3,109	3,015
Stock-based compensation pertaining to selling, general and administrative	5,997	-
Loss from discontinued operations	-	2,670

Adjusted earnings	$3,454	$10,074

Diluted shares	24,580	25,982

Adjusted earnings per diluted share	$0.14	$0.39